Salona Global Medical Device Corporation Announces Shareholder Update Call; Adds Healthcare Interim
CFO to Management Team

San Diego, California - December 7, 2021 - Salona Global Medical Device Corporation ("Salona" or the "Company") (TSXV:SGMD), an acquisition-oriented medical device company serving the global injury and surgery recovery (known as recovery science) market, announces that Salona's Chairman and Interim Chief Executive Officer Les Cross will be hosting a shareholder update call on December 9th, 2021 at 4 PM ET.  Investors may use the below dial in information to join the call.

Dial In: 866-342-8591

Passcode: SALONA

"We have made great progress since listing six months ago. I look forward to sharing the details of that progress as well as the expanding opportunities we see as we look into 2022," said Les Cross, Chairman of Salona.

Additionally, Salona has appointed Richard Mejia Jr. as Interim Chief Financial Officer of the Company. Richard Mejia Jr. previously served as an audit partner at Ernst & Young Global Limited focused on the US healthcare market. Mr. Mejia has participated in a several public offerings and has routinely worked with NYSE and NASDAQ listed US healthcare companies on accounting matters, including DJO Global when it was listed on the NYSE.

"We're excited to welcome Rich on board as we believe his expertise will be useful in our beginning stage of our business plan," shared Mr. Cross. "We are focused on minimizing overhead as we build our revenue and profit base and as such, we have asked Rich to join as an interim CFO until we move past this initial stage of our plan."

As part of the Company's on-going strategy to incentivize key employees, managers and directors, the board of directors of the Company has approved the grant of an aggregate of 1,298,150 stock options under its Stock Option Plan to eligible persons (including 41 employees of newly acquired Simbex, LLC), and Mr. Mejia (100,000). All options have been granted at an exercise price of $0.65 per share and expire in five years.

For more information please contact:

Les Cross

Chairman of the Board and Interim Chief Executive Officer

Tel: 1 (800) 760-6826

Email: Info@Salonaglobal.com

Additional Information

There can be no assurance that any acquisition will be completed or the timing of any acquisitions. Completion of any transaction will be subject to applicable director, shareholder and regulatory approvals.

Neither the TSXV nor its Regulation Services Provider (as that term is defined in the policies of the TSXV) accepts responsibility for the adequacy or accuracy of this release.

Certain statements contained in this press release constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. These statements can be identified by the use of forward-looking terminology such as "expects" "believes", "estimates", "may", "would", "could", "should", "potential", "will", "seek", "intend", "plan", and "anticipate", and similar expressions as they relate to the Company, including: the Company closing additional acquisitions. All statements other than statements of historical fact may be forward-looking information. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions, including Salona cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include but are not limited to the general business and economic conditions in the regions in which Salona operates; the ability of Salona to execute on key priorities, including the successful completion of acquisitions, business retention, and strategic plans and to attract, develop and retain key executives; difficulty integrating newly acquired businesses; the ability to implement business strategies and pursue business opportunities; disruptions in or attacks (including cyber-attacks) on Salona's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which Salona is exposed; the failure of third parties to comply with their obligations to Salona or its affiliates; the impact of new and changes to, or application of, current laws and regulations; granting of permits and licenses in a highly regulated business; the overall difficult litigation environment, including in the United States; increased competition; changes in foreign currency rates; increased funding costs and market volatility due to market illiquidity and competition for funding; the availability of funds and resources to pursue operations; critical accounting estimates and changes to accounting standards, policies, and methods used by Salona; the occurrence of natural and unnatural catastrophic events and claims resulting from such events; and risks related to COVID-19 including various recommendations, orders and measures of governmental authorities to try to limit the pandemic, including travel restrictions, border closures, non-essential business closures, quarantines, self-isolations, shelters-in-place and social distancing, disruptions to markets, economic activity, financing, supply chains and sales channels, and a deterioration of general economic conditions including a possible national or global recession; as well as those risk factors discussed or referred to in Salona's disclosure documents filed with United States Securities and Exchange Commission and available at www.sec.gov, and with the securities regulatory authorities in certain provinces of Canada and available at www.sedar.com. Should any factor affect Salona in an unexpected manner, or should assumptions underlying the forward-looking information prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking information is expressly qualified in its entirety by this cautionary statement. Moreover, Salona does not assume responsibility for the accuracy or completeness of such forward-looking information. The forward-looking information included in this press release is made as of the date of this press release and Salona undertakes no obligation to publicly update or revise any forward-looking information, other than as required by applicable law.